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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the filing of the Annual Report on Form 10-K of Idearc Inc., a Delaware corporation (the "Company"), for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

        1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 12, 2009	/s/ SCOTT W. KLEIN Scott W. Klein Chief Executive Officer (Principal Executive Officer)
/s/ SAMUEL D. JONES Samuel D. Jones Chief Financial Officer and Treasurer (Principal Financial Officer)

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002